CONSENT OF LEGAL COUNSEL



Stewart & Stevenson Services, Inc.
Houston, Texas

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my opinion regarding legality.

/s/ Lawrence E. Wilson

Lawrence E. Wilson
Vice President & General Counsel
March 30, 1994